UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 9, 2014

PALO ALTO NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35594	20-2530195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4301 Great America Parkway

Santa Clara, California 95054

(Address of principal executive offices, including zip code)

(408) 753-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 9, 2014, Palo Alto Networks, Inc. a Delaware corporation (the “Company”), completed its previously announced acquisition (the “Acquisition”) of Cyvera Ltd., a company formed under the laws of Israel (“Cyvera”), pursuant to that certain Share Purchase Agreement, dated as of March 22, 2014, as amended by that certain Amendment No. 1 to the Share Purchase Agreement, dated as of April 9, 2014 (as so amended, the “Purchase Agreement”), by and among the Company, Cyvera, Palo Alto Networks Holding B.V., a company formed under the laws of the Netherlands and a wholly-owned subsidiary of the Company (“Buyer”), the shareholders of Cyvera (the “Shareholders”) and Shareholder Representative Services LLC, as shareholder representative thereunder.

Pursuant to the terms of the Purchase Agreement, at the closing of the Acquisition, Buyer paid to the Shareholders and other holders of securities of the Company an aggregate amount of approximately $200 million, consisting of approximately $89 million in cash and approximately 1,556,925 newly issued shares of the Company’s common stock, par value $0.0001 (“Company Common Stock”). All ordinary shares of Cyvera that were subject to outstanding but unvested stock options were cancelled, and employees of the Company who continued their employment with the Company after the closing of the Acquisition will receive restricted stock units, the value of which is included in the purchase price.

The cash portion of the purchase price was funded through the Company’s cash and cash equivalents.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which will be filed with the Company’s Form 10-Q for the fiscal quarter ending April 30, 2014.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 2.01 above is incorporated by reference into this Item 3.02. In accordance with the Purchase Agreement, a portion of the consideration to be delivered to the Shareholders consists of shares of Company Common Stock. These shares of Company Common Stock were issued pursuant to exemptions from registration provided by Section 4(a)(2) and/or Regulation D and Regulation S of the Securities Act of 1933, as amended. The Company has agreed to provide the Shareholders with certain registration rights with respect to the shares of Company Common Stock they received in the Acquisition.

Item 7.01.	Regulation FD Disclosure.

On April 10, 2014, the Company issued a press release announcing that it had completed the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statement of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment of this Form 8-K by June 25, 2014.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment of this Form 8-K by June 25, 2014.

Exhibit No.	Description

99.1	Press release, dated April 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALO ALTO NETWORKS, INC.

By:	/s/ Mark D. McLaughlin
Mark D. McLaughlin
President and Chief Executive Officer

Date: April 11, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated April 10, 2014